SECOND AMENDED AND RESTATED DECLARATION OF TRUST OF

DOUBLELINE ETF TRUST

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST is made and entered into as of March 28, 2022 by the Trustees whose signature is affixed hereto.

NOW, THEREFORE, the Trustee declares that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Declaration of Trust as herein set forth below.

ARTICLE I: NAMES AND DEFINITIONS

Section 1.01 Name and Purpose. The name of the Trust created hereby is “DoubleLine ETF Trust” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. Any name change shall become effective on the execution by a majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b)(1) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Declaration of Trust. The nature of the business or purpose or purposes of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series of Shares of beneficial interest, investing primarily in securities, and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith, both within and without the State of Delaware, and without limiting the foregoing or the other provisions hereof, the Trust may exercise all powers conferred by the laws of the State of Delaware upon a Delaware statutory trust formed pursuant to the Delaware Act.

Section 1.02 Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

(a)         “Bylaws” means the Bylaws referred to in Article IV, Section 4.01(a)(v) hereof, as from time to time amended;

(b) The term “Commission” has the meaning given it in the 1940 Act. The terms “Affiliated Person,” “Assignment,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;

(c) The “Delaware Act” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time;

(d) “Net Asset Value” means the net asset value of each Series of the Trust determined in the manner provided in Article IX, Section 9.03 hereof;

(e) “Outstanding Shares” means those Shares shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(f) “Series” means a series of Shares of the Trust established in accordance with the provisions of Article II, Section 2.06 hereof;

(g) “Shareholder” means a record owner of Outstanding Shares of the Trust;

(h) “Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may include fractions of Shares as well as whole Shares;

(i) The “Trust” refers to DoubleLine ETF Trust and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

(j) The “Trustees” means the person or persons who has or have signed this Declaration of Trust, so long as he or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

(k) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series; and

(l) The “1940 Act” refers to the Investment Company Act of 1940, as amended from time to time.

Section 1.03 Registered Agent and Registered Office. The registered agent and office of the Trust in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808. Unless otherwise required by applicable law, the Trust shall at all times maintain at least one resident agent who shall be either a citizen of the State of Delaware who resides in such State or a Delaware corporation. The Initial Trustee and any successor Trustees may change the registered agent or registered office of the Trust from time to time by making the appropriate filing or filings with the Secretary of State of the State of Delaware.

ARTICLE II: BENEFICIAL INTEREST

Section 2.01 Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and class thereof, authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. The Trustees may from time to time divide or combine the Shares of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class.

Section 2.02 Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000th of a Share or integral multiples thereof.

Section 2.03 Register of Shares and Share Certificates. A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent which shall contain the names and addresses of the Shareholders of each Series and class, the number of Shares of that Series (or any class or classes thereof)

held by them respectively and a record of all transfers thereof. As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in the Bylaws provided, until he has given his address to the transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. Such certificates may be issuable for any purpose limited in the Trustees discretion. In the event that one or more certificates are issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2.04 Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 2.05 Treasury Shares. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.06 Establishment of Series.

(a) The Trust created hereby shall consist of one or more Series and separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner any such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide or combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued Shares or any Series or classes thereof into one or more Series or classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Shares of such Series including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. A Series may issue any number of Shares and need not issue Shares. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof.

(b) All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series, or classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

(c) Each Share of a Series of the Trust shall, except as provided in the following sentence, represent an equal beneficial interest in the net assets of such Series. The Trustees may, without shareholder approval, divide the shares of any Series into two or more classes, shares of each class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine. Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

Section 2.07 Investment in the Trust. The Trustees shall accept investments in any Series of the Trust from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article IX, Section 9.03 hereof. Investments in a Series shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution, (b) impose a sales charge or other fee upon investments in the Trust in such manner and at such time determined by the Trustees or (c) issue fractional Shares.

Section 2.08 Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing provisions of this Section 2.08, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or any other Series of the Trust. Notice of this limitation on inter-Series liabilities may, in the Trustee’s sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 2.09 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

Section 2.10 Personal Liability of Shareholders. Each Shareholder of the Trust and of each Series shall not be personally liable in tort, contract or otherwise for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series may include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

Section 2.11 Assent to Declaration of Trust. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof.

Section 2.12 Status of Shares and Shareholders. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.

ARTICLE III: THE TRUSTEES

Section 3.01 Management of the Trust

(a) Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

(b) The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

(c) Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 3.04 of this Article III, the Trustees shall be elected by the Shareholders. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders’ meeting for the election of Trustees.

Section 3.02 Initial Trustees. The initial Trustee shall be Earl A. Lariscy. Thereafter, the number of Trustees constituting the initial Board of Trustees shall be such other persons as the initial Trustee shall, prior to the first date on which Persons are admitted as Shareholders of the Trust, appoint by a written instrument signed by the initial Trustee. Thereafter, the number shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees.

Section 3.03 Term of Office of Trustees. A Trustee shall hold office during his lifetime and the lifetime of this Trust, except (a) that any Trustee may resign his trust at any time by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed with or without cause at any time by written instrument, signed by at least a majority of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; and (c) that a Trustee may be removed with or without cause at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least a majority of the outstanding Shares. Except to the extent expressly provided in a written agreement with the Trust, no Trustee who ceases to be a Trustee as provided in this Section 3.03 shall have any right to any compensation for any period following the effective date of his ceasing to be in office, or any right to damages on account of his removal by the Trustees or Shareholders.

Section 3.04 Vacancies and Election of Trustees.

(a) Whenever a vacancy in the Board of Trustees shall occur (including, without limitation, resulting from an increase in the number of Trustees), the remaining Trustees may elect any person to fill such vacancy.

(b) An election of a Trustee may be made by the Trustees then in office in anticipation of a vacancy effective at a later date, provided that said election shall become effective only at or after the occurrence of vacancy. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted this trust, or at such date as may be specified in the acceptance whenever made, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

Section 3.05 Temporary Absence of Trustee. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

Section 3.06 Number of Trustees. The number of Trustees shall be at least three, and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be more than twenty-five (25).

Section 3.07 Effect of Death, Resignation, etc. of a Trustee. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 3.08 Ownership of Assets of the Trust. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any person as nominee. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Series (or class) of the Trust. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust.

ARTICLE IV: POWERS OF THE TRUSTEES

Section 4.01 Powers.

(a) The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust, and are and shall be free from the control of the Shareholders. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Declaration of Trust or the Bylaws of the Trust, the Trustees shall have power and authority:

(i) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(ii) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

(iii) To operate the Trust or one or more of its Series as registered investment companies under the 1940 Act, including as an “exchange-traded” open-end management investment company (“ETF”) and to list the Shares of any such ETF on one or more securities exchanges and to cease such operation and/or listing at any time;

(iv) To borrow money, and in this connection, issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other person and to lend Trust Property;

(v) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(vi) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Declaration of Trust;

(vii) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

(viii) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

(ix) To retain one or more transfer agents and shareholder servicing agents, or both;

(x) To set record dates in the manner provided herein or in the Bylaws;

(xi) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, custodian, underwriter or other agent or independent contractor;

(xii) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Sections 11.05, 11.06, and 11.07 hereof;

(xiii) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(xiv) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(xv) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees;

(xvi) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

(xvii) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series or class thereof or to apportion the same between or among two or more Series or classes thereof, provided that any liabilities or expenses incurred by or arising in connection with a particular Series or class thereof shall be payable solely out of the assets belonging to that Series or class as provided for in Article II hereof; and to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any classes of Shares, to allocate assets, liabilities, income and expenses of a Series to a particular class of Shares of that Series or to apportion the same among two or more classes of Shares of that Series;

(xviii) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

(xix) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(xx) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

(xxi) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(xxii) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Declaration of Trust or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(xxiii) To interpret the investment policies, practices or limitations of any Series;

(xxiv) Notwithstanding any other provision hereof, to invest all or a portion of the assets of any Series in one or more open-end investment companies, including investment by means of a transfer of such assets in an exchange for an interest or interests in such investment company or companies or by any other method approved by the Trustees;

(xxv) To establish a registered office and have a registered agent in the state of Delaware;

(xxvi) To the fullest extent permitted by law, to purchase with Trust assets insurance as the Trustees may deem necessary or appropriate for the conduct of business, including without limitation, policies insuring the assets of the Trust and payments of distributions and principal on portfolio investments, and insurance policies insuring against liability and all expenses incurred or paid or expected to be paid by a Shareholder, Trustee, officer, employee, agent or service provider (including without limitation any investment adviser, manager, principal underwriter, transfer agent, administrator or independent contractor) of the Trust in connection with any claim, action, suit, proceeding or liability of every nature in which he or she becomes involved by virtue of or by reason of his capacity or former capacity with the Trust whether or not the Trust would have the power to indemnify such persons against such liability or expense; and

(xxvii) To combine the assets and liabilities belonging to any two or more Series or attributable to any class of Shares into assets and liabilities belonging to a single Series, or attributable to a single class of Shares, without the approval of Shareholders in respect of such Series or class, unless otherwise required by applicable law; and

(xxviii) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

(b) The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

(c) The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

(d) No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

(e) The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4.02 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

Section 4.03 Trustees and Officers as Shareholders. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

Section 4.04 Action by the Trustees. The Trustees shall act by majority vote of a quorum at a meeting duly called or by unanimous written consent without a meeting or by telephone meeting or by other similar communications equipment provided a quorum of Trustees participate in any such telephone meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chair of the Board of Trustees, the President, or by a majority of the Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, telefax, or telegram sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted by telephone or by other similar communications equipment shall be deemed to take place at the principal office of the Trust, as determined by the Bylaws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax.

Section 4.05 Chair of the Trustees. The Trustees shall appoint one of their number to be Chair of the Board of Trustees. The Chair shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust.

Section 4.06 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE V : EXPENSES OF THE

TRUST

Section 5.01 Trustee Reimbursement. The Trustees shall not personally be liable for any expense of the Trust, including any expense incurred by them in their capacity as Trustees acting on behalf of the Trust or by the Trust. All expenses, losses, liabilities and other obligations of the Trust shall be paid from the assets of the Trust (subject to Section 2.08), including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisors, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and, subject to the last sentence of Section 10.01, the Trustees shall be reimbursed for any and all such amounts incurred by them in administering the Trust or otherwise by reason of their being or having been Trustees, and for the payment thereof the Trustees shall have a lien on the assets belonging to the Trust and the appropriate Series.

ARTICLE VI : INVESTMENT ADVISER, PRINCIPAL

UNDERWRITER AND TRANSFER AGENT

Section 6.01 Investment Adviser.

(a) The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any other provision of this Declaration of Trust, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

(b) The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment adviser to employ, from time to time, one or more sub-advisors to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Declaration of Trust to the investment adviser shall be deemed to include such sub-advisors, unless the context otherwise requires.

Section 6.02 Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws.

Section 6.03 Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws.

Section 6.04 Parties to Contract.

(a) Any contract of the character described in Sections 6.01, 6.02 and 6.03 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the Bylaws. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02 and 6.03 of this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.04.

(b) Any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Shareholder, Trustee or officer of the Trust.

ARTICLE VII : SHAREHOLDERS’ VOTING POWERS AND

MEETINGS

Section 7.01 Voting Powers.

(a) Subject to the voting powers of one or more classes of Shares as set forth elsewhere in this Declaration of Trust or in the Bylaws, the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article III, Section 3.01 hereof, (ii) for the removal of Trustees as provided in Article III, Section 3.03(d) hereof, (iii) with respect to any investment advisory or management contract as provided in Article VI, Section 6.01 hereof, and (iv) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

(b) On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more classes of a Series, in which case any such matter shall be voted on by such class or classes. A Shareholder of each Series shall be entitled to one vote for each dollar of Net Asset Value (number of Shares owned times Net Asset Value per Share) of such Series on any matter on which such Shareholder is entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. A proxy may be given in writing. The Bylaws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else herein or in the Bylaws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any of the Bylaws of the Trust to be taken by Shareholders.

Section 7.02 Meetings. The first Shareholders’ meeting shall be held in order to elect Trustees as specified in Section 3.02 of Article III hereof at the principal office of the Trust or by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or such other place as the Trustees may designate. Meetings may be held within or without the State of Delaware. Meetings of the Shareholders of any Series or classes may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning Shares representing at least one-tenth of the total combined votes of all Shares of the Series and classes entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). Shareholders shall be entitled to at least ten (10) days’ (but no more than ninety (90) days’) notice of any meeting.

Section 7.03 Quorum and Required Vote. Except when a larger quorum is required by law, including the 1940 Act, the presence in person or by telephone or by other similar communications equipment or by proxy of Shareholders owning Shares representing one-third (1/3rd) or more of the total combined votes of all Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting, except that where any provision of law or of this Declaration of Trust permits or requires that Shareholders of any Series shall vote as a series (or that Shareholders of a class shall vote as a class), then the presence in person or by telephone or by other similar communications equipment or by proxy of Shareholders owning Shares representing one-third (1/3rd) or more of the total combined votes of all Shares of that Series (or that class) entitled to vote shall be a quorum for the transaction of business by that Series (or that class). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a higher vote is required by law or by any provision of this Declaration of Trust or the Bylaws, a majority of the votes cast by Shareholders present in person or by telephone or by other similar communications equipment or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the Shareholders of any Series shall vote as a Series (or that the Shareholders of any class shall vote as a class), then a majority of the votes cast by Shareholders present in person or by telephone or by other similar communications equipment or by proxy of that Series (or class) or, if required by law, a Majority Shareholder Vote of that Series (or class), voted on the matter in person or by telephone or by other similar communications equipment or by proxy shall decide that matter insofar as that Series (or class) is concerned. Shareholders may act by unanimous written consent. Actions taken by Series (or class) may be consented to unanimously in writing by Shareholders of that Series (or class).

Section 7.04 Derivative Actions.

(a) In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.

(b) Unless a demand is excused under paragraph (a) of this Section 7.04, Shareholders eligible to bring such derivative action under the Delaware Act (this Section 7.04(b) does not apply to claims arising under the federal securities laws) who collectively hold Shares representing ten percent (10%) or more of the total Net Asset Value of all Outstanding Shares of the Trust, or of the Series (or classes) to which such action relates if it does not relate to all Series and classes, shall join in the request for the Trustees to commence such action.

(c) Unless a demand is excused under paragraph (a) of this Section 7.04, the Trustees must be afforded a reasonable amount of time to consider such Shareholder demand and to investigate the basis of such claim. The Trustees, at the expense of the Trust, shall be entitled to retain counsel or other advisors to consider the merits of the demand. The Trustees may designate a committee of one or more Trustees to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as such term is defined in the Delaware Act).

ARTICLE VIII : CUSTODIAN

Section 8.01 Appointment and Duties.

(a) The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:

(i) to hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;

(ii) to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere as the Trustees may direct;

(iii) to disburse such funds upon orders or vouchers; and the Trust may also employ such custodian as its agent:

(iv) to keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and

(v) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

(b) The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub- custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

Section 8.02 Central Certificate System. The Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, subcustodians or other agents.

ARTICLE IX : DISTRIBUTIONS AND REDEMPTIONS

Section 9.01 Distributions.

(a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

(b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c) Anything in this Declaration of Trust to the contrary notwithstanding, the Trustees may at any time declare and distribute a dividend of stock or other property pro rata among the Shareholders of a particular Series, or class thereof, as of the record date of that Series fixed as provided in sub-section (b) hereof, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of shares of a Series.

Section 9.02 Redemptions. The Trustees shall have the power to authorize the Trust to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and in any options, warrants or other rights to purchase Shares or any other interests in the Trust other than Shares, Notwithstanding anything to the contrary herein, the Trustees may in their sole discretion determine that Shares of any Series or Class shall be issued and redeemed only in aggregations of such number of Shares and at such time as may be determined by, or determined pursuant to procedures or methods prescribed or approved by, the Trustees from time to time with respect to any Series or Class. The number of Shares comprising an aggregation for purposes of issuance or redemption with respect to any Series or Class shall be referred to herein as a “Creation Unit” and, collectively, as “Creation Units” or such other term as the Trustees shall determine, as set forth in the Trust’s registration statement, as amended from time to time. The Trustees shall have the power, in connection with the issuance or redemption of any Creation Unit, to charge such transaction fees or other fees as the Trustees shall determine. In addition, the Trustees may, from time to time in their sole discretion, determine to change the number of Shares constituting a Creation Unit. The Trust may also purchase or repurchase Shares at a price not exceeding the Net Asset Value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made. Upon redemption, shares shall become Treasury shares and may be re-issued from time to time. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 9.03 Determination of Net Asset Value and Valuation of Portfolio Assets. The term “Net Asset Value” of any Series shall mean that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine and on such basis as the Trustees may in their discretion determine in a manner consistent with applicable law. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees. The Trustees may delegate any of their powers and duties under this Section 9.03 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of Shares of that Series outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that Series. At any time, the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

Section 9.04 Suspension of the Right of Redemption. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension. In the event that any Series is divided into classes, the provisions of this Section 9.04, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such class.

Section 9.05 Redemption of Shares.

(a) The Trustees may redeem involuntarily all or a portion of a Shareholder’s Shares for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. The redemption shall be effected at the redemption price and in the manner provided in this Article IX.

(b) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

ARTICLE X : LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 10.01 Limitation of Liability. All persons extending credit to, contracting with or having any claim against the Trust or a Series or class thereof shall look only to the assets of the Trust or the assets of that particular Series or class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust or in the Delaware Act shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

Section 10.02 Indemnification. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition or investigation of any action, suit or other proceeding or undertaking, whether civil or criminal, by or before any court or administrative or regulatory or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article X, provided that (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person’s failure to fulfill his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (but not a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification. The advancement of any expenses pursuant to this Section 10.02(a) shall under no circumstances be considered a “loan” under the Sarbanes-Oxley Act of 2002, as amended from time to time, or for any other reason.

(a) As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (1) did not act in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or (2) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, indemnification shall be provided if (x) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (but not a full trial-type inquiry), that such Covered Person acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (but not a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust and that such indemnification would not protect such Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 10.02(b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 10.02(b) as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

(b) The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article X, the term “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested person” is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article X shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person.

(c) Any repeal or modification of this Article X or adoption or modification of any other provision of this Declaration of Trust inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification or right to advancement of expenses available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

Section 10.03 Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability.

ARTICLE XI :

MISCELLANEOUS

Section 11.01 Trust Not a Partnership. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. No Trustee hereunder shall have any power to bind personally either the Trust’s officers or any Shareholder.

Section 11.02 Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The

Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required. For purposes of (a) any standard of care applicable to a Trustee in the discharge of his or her duties as a trustee and (b) indemnification of a Trustee pursuant to Article X of this Declaration of Trust, the conduct of the Trustee shall be evaluated solely by reference to a hypothetical reasonable person, without regard to any special expertise, knowledge or other qualifications of the Trustee. In particular, and without limiting the generality of the foregoing, neither the determination that a Trustee is an “audit committee financial expert” nor the knowledge, experience or other qualifications underlying such a determination shall result in that Trustee being held to a standard of care that is higher than the standard that would be applicable in the absence of such a determination or such knowledge, experience or qualification, nor shall such a determination or such knowledge, experience or other qualification impose any duties, obligations or liabilities that are greater than would obtain in the absence of such a determination or such knowledge, experience or qualification.

Section 11.03 Establishment of Record Dates. The Trustees may close the Share transfer books of the Trust for a period not exceeding twenty (20) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Section 11.04 Duration of the Trust. This Trust shall continue without limitation of time but subject to the provisions of this Article.

Section 11.05 Termination of the Trust, a Series or a Class.

(a) Subject to applicable Federal and state law, the Trust or any Series or class thereof may be terminated (i) by Majority Shareholder Vote of the Trust, each Series affected, or each class affected, as the case may be; or (ii) without the vote of Shareholders, by a majority of the Trustees either at a meeting or by written consent. Upon the termination of the Trust or the Series or class, (i) the Trust or the Series or class shall carry on no business except for the purpose of winding up its affairs; (ii) the Trustees shall proceed to wind up the affairs of the Trust or the Series or class, and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series or class thereof; collect its assets; sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust property or Trust property allocated or belonging to such Series or class to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind; discharge or pay its liabilities; and do all other acts appropriate to liquidate its business; and (iii) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust property or the remaining property of the terminated Series or class, in cash or in kind or partly each, among the Shareholders of the Trust or the Series or class according to their respective rights; and

(b) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in paragraph (a) of this Section 11.05, the Trust or any affected Series or class thereof shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust, Series or class shall be cancelled and discharged. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 11.06 Merger; Consolidation; and Sale of Assets. Subject to applicable Federal and state law (including without limitation Rule 17a-8 under the 1940 Act or any successor thereto) and except as otherwise provided in Section 11.07 below, the Trust or any Series or class thereof may merge or consolidate with any other corporation, association, trust, or other organization or may sell, lease, or exchange all or a portion of the Trust property or Trust property allocated or belonging to such Series or class, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees without the vote or consent of Shareholders. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees or by an officer authorized by the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.06 may effect any amendment to the Declaration of Trust or effect the adoption of a new Declaration of Trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 11.07 Incorporation; Reorganization. Subject to applicable Federal and state law, the Trustees may without the vote or consent of Shareholders cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, limited liability company, association, or other organization to take over all or a portion of the Trust property or all or a portion of the Trust property allocated or belonging to a Series or class or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or the Trust property allocated or belonging to such Series or class to any such corporation, trust, limited liability company, partnership, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, limited liability company, association, or organization, or any corporation, trust, partnership, limited liability company, association, or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. Subject to applicable Federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Series or class thereof and any such corporation, trust, partnership, limited liability company, association, or other organization. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organizations and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organization or entities; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this Section 11.07, the Trust or any Series or class thereof sells, conveys, or transfers all or a portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees. Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.07 may effect any amendment to the Declaration of Trust or effect the adoption of a new Declaration of Trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 11.08 Filing of Copies, References, Headings. The original or a copy of this Declaration of Trust and of each amendment hereof or Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A supplemental trust instrument executed by any one Trustee may be relied upon as a Supplement hereof. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration of Trust or of any such amendment or supplemental Declaration of Trust. In this Declaration of Trust or in any such amendment or supplemental Declaration of Trust, references to this Declaration of Trust, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such supplemental Declaration of Trust. All expressions like “his”, “he” and “him”, shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Declaration of Trust, rather than the headings, shall control. This Declaration of Trust may be executed in any number of counterparts each of which shall be deemed an original. Any (i) document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (ii) document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be delivered by one or more Trustees may be delivered by facsimile or electronic means (including e-mail), unless, in the case of either clause (i) or (ii), otherwise expressly provided herein or in the By-Laws or determined by the Trustees. The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”

Section 11.09 Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) except as to duties, including state law duties, of loyalty and care, and liabilities of trustees with respect to matters arising under the federal securities laws, the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 11.10 Amendments. Except as specifically provided herein, the Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in Section 7.01 of Article VII hereof, (ii) on any amendment to this Section 11.10, (iii) on any amendment as may be required by law or by the Trust’s registration statement filed with the Commission and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, any amendment to Article 10 hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

Section 11.11 Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

Section 11.12 Use of the Word “DoubleLine”. DoubleLine Capital LP (“DoubleLine”) has consented to, and granted a non-exclusive license for, the use by any Series or by the Trust of the identifying word “DoubleLine” in the name of any Series or of the Trust. Such consent is subject to revocation by DoubleLine in its discretion, if DoubleLine or subsidiary or affiliate thereof is not employed as the investment adviser of each Series of the Trust. As between the Trust and DoubleLine, DoubleLine controls the use of the name of the Trust insofar as such name contains the identifying word “DoubleLine.” DoubleLine may, from time to time, use the identifying word “DoubleLine” in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations or businesses which it may manage, advise, sponsor or own or in which it may have a financial interest. DoubleLine may require the Trust or any Series thereof to cease using the identifying word “DoubleLine” in the name of the Trust or any Series thereof if the Trust or any Series thereof ceases to employ DoubleLine or a subsidiary or affiliate thereof as investment adviser.

Section 11.13 Provisions in Conflict with Law. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument as of the 28th day of March, 2022.

TRUSTEES

/s/Jeffrey E. Gundlach Jeffrey E. Gundlach Trustee

/s/ Raymond B. Woolson Raymond B. Woolson Trustee

/s/ William A. Odell William A. Odell Trustee

/s/ Yury Friedman Yury Friedman Trustee

/s/ Ronald R. Redell Ronald R. Redell Trustee